Exhibit 99.1

                                SECOND SUPPLEMENT
                                       TO
                      AMENDED AND RESTATED RIGHTS AGREEMENT


         THIS SECOND SUPPLEMENT dated June 1, 1998, between City Holding Company, a West Virginia corporation (the "Company"), and SunTrust Bank, Atlanta, a Georgia banking corporation ("SunTrust" or the "Rights Agent"), to the AMENDED AND RESTATED RIGHTS AGREEMENT, dated as of May 7, 1991 (the "Agreement") between the Company and Sovran Bank, N.A., a national banking association, as supplemented by the FIRST SUPPLEMENT TO AMENDED AND RESTATED RIGHTS AGREEMENT, dated as of August __, 1992 between the Company and The Fifth Third Bank, Cincinnati, Ohio ("Fifth Third"), recites and provides:

     A. Section 21 of the Agreement permits the Company to remove a Rights Agent and appoint a successor Rights Agent.
     B. The Company has appointed SunTrust as the Rights Agent under the Agreement effective June 1, 1998.
     C. Pursuant to Section 21 of the Agreement, the Company has notified Fifth Third that Fifth Third is being removed as the Rights Agent under the Agreement effective June 1, 1998.
     D. SunTrust is willing to serve as the Rights Agent under the terms of the Agreement.
     E. Section 27 of the Agreement permits the Agreement to be supplemented without the approval of any holder of the Rights prior to the earlier of the Distribution Date or the occurrence of a Triggering Event, neither of which has occurred.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the Company and SunTrust agree as follows:

                  1. Section 1(d) of the Agreement shall be restated as follows:
                  "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the states of New York, Virginia, West Virginia or Georgia are authorized or obligated by law or executive order to close.



                  2. Section 2 of the Agreement shall be restated as follows:
                  Appointment of Rights Agent. The Company hereby appoints SunTrust Bank, Atlanta, a Georgia banking corporation ("SunTrust" or the "Rights Agent"), as the Rights Agent under the Agreement, to act as agent for the Company and the holders of the Rights (who, subject to the provisions of Section 7(e) of the Agreement and in accordance with Section 3 of the Agreement, shall prior to the Distribution Date also be holders of Common Stock) in accordance with the terms and conditions of the Agreement and this Second Supplement, and SunTrust hereby accepts such appointment. The Company may from time to time appoint such Co-Rights Agents as it may deem necessary or desirable.



                  3. Section 21 of the Agreement shall be restated as follows:
                  Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company, and to each transfer agent of the Common Stock and Preferred Stock, by registered or certified mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock and Preferred Stock, by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit his Rights Certificate for inspection by the Company), then any registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or of the states of New York, Virginia, West Virginia or Georgia (or of any other state of the United States so long as such corporation is authorized to do business as a banking institution in New York, Virginia, West Virginia or Georgia), in good standing, having a principal office in New York, Virginia, West Virginia or Georgia, that is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority and that has at the time of its appointment as Rights Agent a combined capital and surplus of at least $100,000,000. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock and the Preferred Stock, and mail a notice thereof in writing to the registered holders of the Rights Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

                  4. Section 26 of the Agreement shall be restated as follows:
                  Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                                    City Holding Company
                                    25 Gatewater Road
                                    Cross Lanes, West Virginia  25313
                                    Attention: Chief Financial Officer

                  Subject to the provisions of Section 21 of the Agreement, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                                    SunTrust Bank, Atlanta
                                    Post Office Box 4625
                                    Atlanta, Georgia  30302-4625
                                    Attention: Stock Transfer Department

                  Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate (or, if prior to the Distribution Date, to the holder of certificates representing shares of Common Stock) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.



                  5. Other Referrals to Sovran Bank, N.A. or The Fifth Third Bank in the Agreement are deemed to be referrals to SunTrust.

                  6. Effect of Second Supplement. The Agreement, as supplemented and amended by the First Supplement and this Second Supplement, is in all respects ratified and confirmed, and the Agreement, the First Supplement and this Second Supplement shall be construed as one and the same instrument.
                  7. Definitions. All terms used in this Second Supplement not otherwise defined herein that are defined in the Agreement shall have the meanings set forth therein.


         IN WITNESS WHEREOF, the parties hereto have caused this Second Supplement to be duly executed, all as of the day and year first above written.

                                                     CITY HOLDING COMPANY



                                                     By   /s/ Steven J. Day
                                                          -----------------
                                                          Steven J. Day
                                                          President and Chief
                                                            Executive Officer


                                                     SUNTRUST BANK, ATLANTA



                                                     By   /s/ Bryan Echols
                                                          ----------------
                                                          Name:  Bryan Echols
                                                          Title:  Vice President